UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

DRAGONEER GROWTH OPPORTUNITIES CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39447	98-1546280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Letterman Drive Building D, Suite M500 San Francisco, CA		94129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (415) 539-3099

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	DGNR.U	New York Stock Exchange LLC
Class A ordinary shares included as part of the units	DGNR	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	DGNR WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2020, the Registration Statement on Form S-1 (File No. 333-240078) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Dragoneer Growth Opportunities Corp., a Cayman Islands exempted company (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On August 18, 2020, the Company consummated the IPO of 69,000,000 units (the “Units”), which includes Units issued pursuant to the full exercise of the underwriters’ option to purchase additional Units to cover overallotments. Each Unit consists of one Class A ordinary share, $0.0001 par value (the “Class A Ordinary Shares”), and one-fifth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $690,000,000 (before underwriting discounts and commissions and offering expenses). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●
an Underwriting Agreement, dated August 13, 2020, between the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters, which contains customary representations and warranties and indemnification of the underwriters by the Company;

●
a Private Placement Warrants Purchase Agreement, dated August 13, 2020, between the Company and Dragoneer Growth Opportunities Holdings (the “Sponsor”), pursuant to which the Sponsor purchased 15,800,000 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants”);

●
a Warrant Agreement, dated August 13, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●
an Investment Management Trust Agreement, dated August 13, 2020, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO proceeds and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●
a Registration and Shareholder Rights Agreement, dated August 13, 2020, between the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor, customary piggy-back registration rights for such other equityholders, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

●
a Letter Agreement, dated August 13, 2020, by and between the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any Class A Ordinary Shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor;

●
a Forward Purchase Agreement, dated August 12, 2020, between the Company and Dragoneer Funding LLC, providing for the purchase of 15,000,000 forward purchase units, consisting of one Class A Ordinary Share and one-fifth of one warrant to purchase one Class A ordinary share for $10.00 per unit, or $150,000,000 in the aggregate, in a private placement to close substantially concurrently with the closing of the Company’s initial business combination;

●
a Forward Purchase Agreement, dated July 24, 2020, between the Company and entities managed by or associated with Willett Advisors LLC (the “Willett Purchasers”) providing for the purchase of 2,500,000 forward purchase units, consisting of one Class A Ordinary Share and one-fifth of one warrant to purchase one Class A Ordinary Share, for $10.00 per unit, or $25,000,000 in the aggregate, in a private placement to close substantially concurrently with the closing of the Company’s initial business combination (the “Willett FPA”), this description is qualified in its entirety by reference to the full agreement, which is filed as Exhibit 10.9 to the Registration Statement on Form S-1, filed on August 11, 2020; and

●
Indemnity Agreements, each dated August 13, 2020, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions, except for the Willett FPA, are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 15,800,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating total proceeds of $15,800,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2020, in connection with the IPO, Sarah J. Friar, Douglas Merritt, David D. Ossip, Gokul Rajaram and Jay Simons (the “New Directors” and, together with Marc Stad and Pat Robertson, the “Directors”) were appointed to the board of directors of the Company (the “Board”).

Mr. Ossip, Mr. Rajaram and Mr. Simons will serve as members of the audit committee, with Mr. Rajaram serving as chair of the audit committee. Ms. Friar and Mr. Simons will serve as members of the compensation committee, with Mr. Simons serving as chair of the compensation committee. Mr. Merritt, Mr. Rajaram and Mr. Merritt will serve as members of the nominating and corporate governance committee, with Mr. Merritt serving as chair of the nominating and corporate governance committee.

     Following the appointment of the New Directors, the Board is comprised of the following three classes: the term of office of the first class of directors, Class I, consists of Mr. Stad and Mr. Robertson and will expire at the Company’s first annual general meeting; the term of office of the second class of directors, Class II, consists of Ms. Friar and Mr. Merritt and will expire at the Company’s second annual general meetings; and the term of office of the third class of directors, Class III, consists of Mr. Ossip, Mr. Rajaram and Mr. Simons and will expire at the Company’s third annual general meeting.

In July 2020, the Sponsor transferred 75,000 of the Company’s Class B ordinary shares to each of Ms. Friar, Mr. Merritt, Mr. Ossip, Mr. Rajaram and Mr. Simons. The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, none of the Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Memorandum and Articles of Association.

On August 18, 2020, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

A total of $690,000,000 of the net proceeds from the IPO and the Private Placement (which includes approximately $24,150,000 of the underwriters’ deferred discount) were placed in a trust account established for the benefit of the holders of the Class A Ordinary Shares included in the Units issued in the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company is unable to complete its initial business combination within 24 months from the closing of this offering, subject to applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Private Placement Warrants Purchase Agreement between the Company and Dragoneer Growth Opportunities Holdings

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration and Shareholder Rights Agreement between the Company and certain security holders

10.4	Letter Agreement between the Company, Dragoneer Growth Opportunities Holdings and each of the officers and directors of the Company

10.5	Forward Purchase Agreement between the Company and Dragoneer Funding LLC

10.6	Form of Indemnity Agreement, dated August 13, 2020, between the Company and each of the officers and directors of the Company

99.1	Press Release, dated August 13, 2020

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2020
DRAGONEER GROWTH OPPORTUNITIES CORP.

By:	/s/ Pat Robertson
Name:	Pat Robertson
Title:	Chief Operating Officer and President